                                                                   Exhibit 11
                                                                  Page 1 of 2



             HIGHWAYMASTER COMMUNICATIONS, INC. AND SUBSIDIARY
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                     Year ended       Year ended
                                                                                     December 31,     December 31,
                                                                                        1996              1995
                                                                                    ------------     ------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS
     Loss before accretion and extraordinary item                                   ($29,743,000)     ($26,397,000)
     Accretion of Series B preferred stock                                            (1,831,000)       (1,977,000)
                                                                                    ------------      ------------
     Loss before extraordinary item                                                  (31,574,000)      (28,374,000)
     Extraordinary item                                                                 (317,000)       (6,980,000)
                                                                                    ------------      ------------
     Net loss applicable to common stockholders                                     ($31,891,000)     ($35,354,000)
                                                                                    ------------      ------------
                                                                                    ------------      ------------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
     Weighted average number of shares outstanding, net of treasury shares            22,762,864        19,812,839
     Additional weighted average shares for assumed exercise of stock options,
        net of shares assumed to be repurchased with exercise proceeds                       ---           594,476
                                                                                    ------------      ------------
     Weighted average number of shares outstanding                                    22,762,864        20,407,315
                                                                                    ------------      ------------
                                                                                    ------------      ------------
NET LOSS PER COMMON SHARE APPLICABLE TO COMMON STOCKHOLDERS
     Loss before accretion and extraordinary item                                         ($1.31)           ($1.29)
     Accretion of Series B preferred stock                                                 (0.08)            (0.10)
                                                                                    ------------      ------------
     Loss before extraordinary item                                                        (1.39)            (1.39)
     Extraordinary item                                                                    (0.01)            (0.34)
                                                                                    ------------      ------------
     Net loss per common share applicable to common stockholders                          ($1.40)           ($1.73)
                                                                                    ------------      ------------
                                                                                    ------------      ------------
SUPPLEMENTAL NET LOSS
     Loss before accretion and extraordinary item                                   ($29,743,000)
     Accretion of Series B preferred stock                                            (1,831,000)
     Adjustment to eliminate accretion on Series B preferred stock retired             1,831,000
     Adjustment to eliminate interest expense on notes payable retired                 1,659,000
                                                                                    ------------
     Supplemental net loss applicable to common stockholders before
       extraordinary item                                                            (28,084,000)
     Extraordinary item                                                                 (317,000)
                                                                                    ------------
     Supplemental net loss                                                          ($28,401,000)
                                                                                    ------------
                                                                                    ------------
SUPPLEMENTAL WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
     Weighted average number of common shares outstanding                             22,762,864
     Adjustment to weighted average shares for weighted average shares to retire
       Series B Preferred Stock and notes payable                                      1,384,648
                                                                                    ------------
     Supplemental weighted average number of shares outstanding                       24,147,512
                                                                                    ------------
                                                                                    ------------


SUPPLEMENTAL NET LOSS PER COMMON SHARE
     Loss before accretion and extraordinary item                                         ($1.23)
     Accretion of Series B preferred stock                                                 (0.08)
     Adjustment to eliminate accretion on Series B preferres stock period                   0.08
     Adjustment to eliminate interest expense on notes payable retired                      0.06
                                                                                    ------------

     Supplemental loss before extraordinary item                                           (1.17)
     Extraordinary item                                                                    (0.01)
                                                                                    ------------
     Supplemental net loss per common share                                               ($1.18)
                                                                                    ------------

                                                                     Exhibit 11
                                                                     Page 2 of 2



         HIGHWAYMASTER COMMUNICATIONS, INC. AND SUBSIDIARY
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                 Year ended
                                                                                 December 31,
                                                                                     1994
                                                                                 -------------
PRO FORMA NET LOSS
     Net loss                                                                      ($25,881,000)
     Accretion of Series B preferred stock                                           (1,235,000)
                                                                                   ------------
     Net loss applicable to common stockholders                                     (27,116,000)
     Pro forma adjustment to recognize interest expense on debt from the
        "effective" debt commencement date                                             (134,000)
     Pro forma adjustment to recognize accretion of Series B preferred stock
        from the "effective" debt commencement date                                    (112,000)
                                                                                   ------------
     Pro forma net loss                                                            ($27,362,000)
                                                                                   ------------
                                                                                   ------------
PRO FORMA WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
     Weighted average number of shares outstanding, net of treasury shares           17,040,294
     Additional weighted average shares for assumed exercise of stock options,
        net of shares assumed to be repurchased with exercise proceeds                1,219,009
                                                                                   ------------
     Pro forma weighted average number of shares outstanding                         18,259,303
                                                                                   ------------
                                                                                   ------------
PRO FORMA NET LOSS PER COMON SHARE
     Net loss                                                                            ($1.42)
     Accretion of Series B preferred stock                                                (0.07)
     Net loss applicable to common stockholders                                           (1.49)
     Pro forma adjustment to recognize interest expense on debt from the
        "effective" debt commencement date                                                (0.01)
     Pro forma adjustment to recognize accretion of Series B preferred stock
        from the "effective" debt commencement date                                        0.00
                                                                                   ------------
     Pro forma net loss per common share                                                 ($1.50)
                                                                                   ------------
                                                                                   ------------